WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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             Exhibit 27 - Financial Data Schedule

                            6-30-98
                     Amount (In Thousands)
Cash                                                   $ 3,112
Federal Funds Sold                                      16,815
Trading Assets                                             -0-
Investments AFS                                         19,323
Investments HTM                                            -0-
Investments-Market                                         -0-
Loans                                                   59,547
Allowance for Losses                                       577
Total Assets                                           101,832
Deposits                                                93,190
Short-Term Borrowings                                      -0-
Other Liabilities                                          289
Long-Term Debt                                             -0-
Preferred Stock-Mandatory                                  -0-
Preferred-Non Mandatory                                    -0-
Common Stock                                             2,566
Other Stockholders Equity                                4,358
Total Liab.-Stockh. Equity                             101,832
Interest on Loans                                        2,986
Interest on Investments                                    517
Other Interest Income                                      293
Total interest Income                                    3,796
Interest on Deposits                                     1,800
Total Interest Expense                                   1,804
Net Interest Income                                      1,992
Provision-Loan Losses                                       65
Securities-Gain/Loss                                       -0-
Other Expenses                                           1,391
Income Before Tax                                          789
Income Before Extraordinary                                488
Extraordinary Less Tax                                     -0-
Cumul. Change Acct. Principal                              -0-
Net Income                                                 488
Earnings Per Share-P                                      0.95
Earnings Per Share-D                                      0.95
Net Interest Yield-EA                                     3.75
Loans-Non Accrual                                          -0-
Loans Past Due > 90 Days                                   -0-
Troubled Debt Restructuring                                -0-
Potential Problem Loans                                    -0-
Allowance-Beginning                                        587
Total Charge-Offs                                           99
Total Recoveries                                            24
Allowance End of Period                                    577
Loan Loss-Domestic                                         577
Loan Loss-Foreign                                          -0-
Loan Loss-Unallocated                                       86



(b)  Reports on Form 8-K, None.



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